EXHIBIT 99

Form 4 - Joint Filer Information

Name:                    Frost Gamma Investments Trust

Address:                 4400 Biscayne Boulevard
                         15th Floor
                         Miami, Florida 33137

Designated Filer:        Phillip Frost, M.D.

Issuer & Ticker Symbol:  Cellular Technical Services Company, Inc. (CTSC.OB)

Date of Event Requiring
           Statement:    September 4, 2007


Signature: /s/ Phillip Frost, M.D., Trustee
           --------------------------------
           Phillip Frost, M.D. Trustee